
                                                                    Exhibit 10.2




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                   BENEFIT ADMINISTRATION SERVICES AGREEMENT

                         DATED AS OF OCTOBER 23, 1996

                                    BETWEEN

                        R. R. DONNELLEY & SONS COMPANY

                                      AND

                  DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED


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

                               TABLE OF CONTENTS
                               -----------------

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                                                                            PAGE
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ARTICLE 1

  DEFINITIONS..........................................................        2

ARTICLE 2

  EMPLOYEE BENEFITS....................................................        5

  Section 2.1.   Provision of Employee Benefits........................        5
  Section 2.2.   Corporate Action......................................        5
  Section 2.3.   Legal Requirements....................................        5
  Section 2.4.   Donnelley's Right to Amend Plans......................        6

ARTICLE 3

  SAVINGS PLAN.........................................................        6

  Section 3.1.   Participation in Donnelley Savings Plan...............        6
  Section 3.2.   Transfer of Account Balances from Donnelley Savings
                 Plan to DESI Savings Plan.............................        7

ARTICLE 4

   WELFARE BENEFITS....................................................        8

  Section 4.1.   Welfare Benefits Provided Under Donnelley Plans.......        8
  Section 4.2.   DESI's Participation in Donnelley Cafeteria Plan......        9
  Section 4.3.   Payment of Welfare Plan Costs.........................        9

ARTICLE 5

   MISCELLANEOUS PLANS AND AGREEMENTS..................................       11

  Section 5.1.   Stock Purchase Plan...................................       11
  Section 5.2.   DonnelleyShares Plan..................................       12
  Section 5.3.   Workers' Compensation.................................       12
  Section 5.4.   Monthly Investment Plan...............................       13
  Section 5.5.   Donnelley Pension Plan and Tax Credit Stock
                 Ownership Plan........................................       13
  Section 5.6.   Vacation Pay Policy...................................       14

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  Section 5.7.   SERP..................................................       14
  Section 5.8.   DESI's Use of Certain Systems and Vendors.............       14
  Section 5.9.   Savings and Loan......................................       14

ARTICLE 6

   ADMINISTRATION OF PLANS.............................................       15

  Section 6.1.   Plan Administration...................................       15
  Section 6.2.   Information to Be Provided to Donnelley...............       15
  Section 6.3.   Expenses..............................................       16
  Section 6.4.   Indemnification.......................................       17
  Section 6.5.   Consulting Advice by Donnelley........................       19
  Section 6.6.   Timely Payment........................................       19
  Section 6.7.   Dispute Resolution....................................       20

ARTICLE 7

  TERMINATION OF DESI'S PARTICIPATION IN DONNELLEY PLANS...............       20

ARTICLE 8

  MISCELLANEOUS........................................................       21

  Section 8.1.   No Rights.............................................       21
  Section 8.2.   Corporate Action; Delegation of Authority.............       21
  Section 8.3.   Notices...............................................       21
  Section 8.4.   Survival of Agreement.................................       22
  Section 8.5.   Binding Effect........................................       23
  Section 8.6.   Governing Law.........................................       23
  Section 8.7.   Waivers; Amendment....................................       23
  Section 8.8.   Severability..........................................       23
  Section 8.9.   Counterparts..........................................       23

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

                   BENEFIT ADMINISTRATION SERVICES AGREEMENT


     THIS BENEFIT ADMINISTRATION SERVICES AGREEMENT (this "Agreement"), dated as of October 23, 1996, is by and between Donnelley (as hereinafter defined) and DESI (as hereinafter defined) (collectively the "Parties").

                                   RECITALS
                                   --------

     WHEREAS, Donnelley is currently the owner of all outstanding shares of common stock of DESI; and

     WHEREAS, DESI intends to make a public offering of shares of its common stock in a transaction that, upon closing of such offering, will result in Donnelley owning less than a majority of the outstanding shares of common stock of DESI (the "IPO"); and

     WHEREAS, the Parties intend that certain employee benefits be provided to certain employees of DESI under certain Donnelley employee benefit plans or programs following the date on which DESI is no longer a member of the Donnelley Group (as hereinafter defined); and

     WHEREAS, Donnelley and DESI intend to cause certain of their respective plans to transfer accrued liabilities and assets relating to such liabilities between such plans; and

                                       1
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     WHEREAS, Donnelley and DESI wish to enter into this Agreement in order to effect such intentions.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the sufficiency of which is acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Agreement the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Affected DESI Employee" means any person whose relationship with DESI is, as of the IPO Date, under common law that of an employee.

     "Agreement" means this Agreement.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable state law requiring continuation coverage under a medical plan.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "DESI" means Donnelley Enterprise Solutions Incorporated, a Delaware corporation, and any corporation which shall succeed to substantially all of the business of such corporation.

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     "DESI Group" means DESI and (a) any corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as DESI, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with DESI, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes DESI, a corporation described in clause (a) of this definition or a trade or business described in clause (b) of this definition, or (d) any other entity which is required to be aggregated with DESI pursuant to regulations promulgated under section 414(o) of the Code.

     "DESI Indemnified Parties" shall mean any DESI Group member (other than Donnelley and any subsidiaries of Donnelley other than DESI), its officers, directors, agents and employees, each of DESI's employee benefit plans and any contract administrator or service provider for any DESI employee benefit plan (and the agents and employees of such administrators and providers).

     "DESI Medical Plans" shall mean the medical and dental plans established by DESI which provide benefits which are comparable to the benefits provided under the R. R. Donnelley & Sons Company Comprehensive Medical Plan (excluding the portion which provides post-retirement medical benefits) and the Donnelley Dental Benefit Plan.

     "DESI Savings Plan" means the Donnelley Enterprise Solutions Incorporated Savings Plan.

     "DESI Welfare Plans" means the welfare benefit plans established by DESI which correspond to benefits provided under the Donnelley Welfare Plans.

     "Donnelley" means R. R. Donnelley & Sons Company, a Delaware corporation, and any corporation which shall succeed to substantially all of the business of such corporation.

     "Donnelley Cafeteria Plans" means the Donnelley Health Care Flexible Spending Arrangement and the Donnelley Dependent Care Assistance Plan.

     "Donnelley Group" means Donnelley and (a) any corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as Donnelley, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the
Code) with Donnelley, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of

                                      -3-
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section 414(m) of the Code) which includes Donnelley, a corporation described in clause (a) of this definition or a trade or business described in clause (b) of this definition, or (d) any other entity which is required to be aggregated with Donnelley pursuant to regulations promulgated under section 414(o) of the Code.

     "Donnelley Indemnified Parties" means any Donnelley Group member (other than DESI), its officers, directors, agents and employees, each Donnelley Plan and any contract administrator or service provider for any Donnelley Plan (and the agents and employees of such administrators and providers).

     "Donnelley Plan" means any employee benefit plan or program maintained by Donnelley.

     "Donnelley Retiree Welfare Plan" means the post-retirement medical portion of the R. R. Donnelley & Sons Company Comprehensive Medical Plan and the post-retirement life insurance portion of the Donnelley Basic Survivor Optional Life AD&D and Dependent Life Plan.

     "Donnelley Savings Plan" means the Donnelley Deferred Compensation and Voluntary Savings Plan.

     "Donnelley Stock" means common stock of Donnelley.

     "Donnelley Welfare Plans" means the R. R. Donnelley & Sons Company Comprehensive Medical Plan (excluding the portion which provides post-retirement medical benefits), Donnelley Dental Benefit Plan, Donnelley Basic Survivor Optional Life AD&D and Dependent Life Plan (excluding the portion which provides post-retirement life insurance benefits), Donnelley Travel Accident Insurance Plan, Long Term Disability Income Plan of R. R. Donnelley & Sons Company, R. R. Donnelley & Sons Company Sick Benefit Plan, R. R. Donnelley & Sons Company Separation Pay Plan, Employee Assistance Plan and Educational Assistance Plan.

     "Effective Date" means the date as of which this Agreement is dated.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

     "IPO" shall have the meaning set forth in the recitals.

     "IPO Date" means the date on which DESI ceases to be a member of the Donnelley Group.

     "Losses" means all losses, claims, damages, liabilities, costs and expenses (including reasonable legal

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fees and reasonable costs and expenses incurred to defend against any claim, suit or action).

     "Party" means Donnelley or DESI.


                                   ARTICLE 2

                               EMPLOYEE BENEFITS


     SECTION 2.1. PROVISION OF EMPLOYEE BENEFITS. The employee benefits described in Articles 3, 4 and 5 of this Agreement shall be provided by Donnelley for the time periods provided in such articles to any person who on or after the IPO Date is or becomes an employee of DESI subject to such employee's satisfaction of each Donnelley Plan's eligibility requirements, the terms and conditions of each such plan and the terms and conditions of such articles.

      SECTION 2.2. CORPORATE ACTION. Donnelley and DESI shall each take all action necessary, pursuant to the terms of the Donnelley Plans or otherwise, to cause DESI to continue as a participating employer in the Donnelley Plans, and permit the participation by employees of DESI in such plans, to the extent described in this Agreement.

      SECTION 2.3. LEGAL REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, Donnelley may restrict any employee of DESI from participating in or may limit such employee's benefits under any Donnelley Plan if Donnelley determines in good faith that such restriction or limitation is reasonably necessary to preserve the tax-favored status of such plan or to maintain such plan's compliance with ERISA or any other applicable legal requirement (including any non-discrimination requirement). Donnelley shall promptly notify DESI if Donnelley is considering any such action.

      SECTION 2.4. DONNELLEY'S RIGHT TO AMEND PLANS. Except to the extent limited by law, nothing contained in this Agreement shall preclude Donnelley from amending any Donnelley Plans. Donnelley shall provide notice to DESI if Donnelley adopts any material amendment to any Donnelley Plan during the period in which DESI is a participating employer in such plan and where such amendment applies to employees of DESI.

                                   ARTICLE 3
                                 SAVINGS PLAN

      SECTION 3.1. PARTICIPATION IN DONNELLEY SAVINGS PLAN. For the period beginning on the IPO Date and ending on December 31, 1996, DESI shall continue to be a participating employer in the Donnelley Savings Plan. DESI shall take all action necessary to establish the DESI Savings Plan (including, but not limited to, all action necessary to enable DESI to administer such plan and to obtain a favorable determination letter from the Internal Revenue Service with
respect to such plan) as soon as administratively practicable.   Effective on
January 1, 1997, DESI shall no longer be a participating employer in the Donnelley

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Savings Plan and shall take all action necessary to effectuate its withdrawal as a participating employer under the terms of the Donnelley Savings Plan.

      SECTION 3.2. TRANSFER OF ACCOUNT BALANCES FROM DONNELLEY SAVINGS PLAN TO DESI SAVINGS PLAN. Subject to applicable law and the provisions of the Donnelley Savings Plan, effective as of the first day of the calendar month following the calendar month in which DESI establishes and is able to administer the DESI Savings Plan, or effective as of any other date as agreed to in writing by the plan administrator for the Donnelley Savings Plan and the plan administrator for the DESI Savings Plan, the account balances (including, without limitation, outstanding loans) of all Donnelley Savings Plan participants who are (a) Affected DESI Employees or (b) DESI employees who become participants in the Donnelley Savings Plan after the IPO Date and prior to January 1, 1997 shall be spun off from the Donnelley Savings Plan and merged into the DESI Savings Plan; provided, however, that if any person described in clause (a) or (b) above terminates employment prior to January 1, 1997, such person shall be treated as a terminated participant under the Donnelley Savings Plan and shall not have his or her account balance transferred to the DESI Savings Plan.

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

                                   ARTICLE 4
                               WELFARE BENEFITS

     SECTION 4.1. WELFARE BENEFITS PROVIDED UNDER DONNELLEY PLANS. During the period beginning on the IPO Date and ending on December 31, 1996, DESI shall continue to be a participating employer in the Donnelley Welfare Plans. DESI shall take all action necessary to terminate its participation in and to withdraw as a participating employer under all of the Donnelley Welfare Plans as of December 31, 1996.

     Effective January 1, 1997, DESI shall establish the DESI Medical Plans and any other benefit plans required to provide benefits coverage agreed to in this Agreement. Any DESI employee who is covered under the R. R. Donnelley & Sons Company Comprehensive Medical Plan and/or the Donnelley Dental Benefit Plan on December 31, 1996 shall not be excluded from coverage under the DESI Medical Plans due to a preexisting condition limitation under such plans to the extent such limitation would entitle such employee to elect COBRA coverage under the R.
R. Donnelley & Sons Company Comprehensive Medical Plan and/or the Donnelley Dental Benefit Plan.

     Donnelley shall amend the Donnelley Retiree Welfare Plan prior to the IPO to provide that no person who, as of April 30, 1996, had satisfied the age and service requirements for

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receiving benefits under such plan shall be eligible to commence receipt of such benefits under such plan while employed by DESI, a member of the DESI Group or a member of the Donnelley Group.

      SECTION 4.2. DESI'S PARTICIPATION IN DONNELLEY CAFETERIA PLANS. DESI shall continue to be a participating employer in the Donnelley Cafeteria Plans during the period beginning on the IPO Date and ending on December 31, 1996. DESI shall take all action necessary to withdraw as a participating employer in the Donnelley Cafeteria Plans effective December 31, 1996. Donnelley shall receive all amounts deducted from DESI participants' paychecks for the Donnelley Cafeteria Plans, and such amounts shall be applied as provided in the Donnelley Cafeteria Plans.

      SECTION 4.3. PAYMENT OF WELFARE PLAN COSTS. (a) With respect to each DESI employee who participates in the Donnelley Welfare Plans and the Donnelley Cafeteria Plans, DESI shall pay Donnelley the costs described in Section 6.3. DESI shall pay all costs associated with the provision of long-term disability benefits to any DESI employee who (1) is receiving or who satisfies the criteria for receiving sick benefits on December 31, 1996 and (2) who after such date becomes entitled to receive long-term disability benefits. DESI shall not pay Donnelley any amount with respect to the provision of benefits under its or Donnelley's Sick Benefit Plan, Separation Pay Plan or Educational

                                      -9-
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Assistance Plan, but instead shall pay directly the cost to provide such benefits.

     DESI shall pay all costs associated with the provision of benefits to any dependent of any employee or former employee to the extent DESI is required to pay costs associated with the provision of welfare benefits to such employee or former employee. Donnelley shall pay all costs associated with the provision of benefits to any dependent of any employee or former employee to the extent Donnelley is required to pay costs associated with the provision of welfare benefits to such employee or former employee.

     (b)  Notwithstanding the foregoing:

     (1) Donnelley shall pay all claims under the R. R. Donnelley & Sons Company Comprehensive Medical Plan and the Donnelley Dental Benefit Plan which as of December 31, 1996 have been incurred but not reported relating to DESI employees, but only if claims for such costs are submitted in written form to Donnelley during the six-month period beginning on January 1, 1997.

     (2) Donnelley shall pay all costs associated with the provision of benefits under the terms of the Donnelley Retiree Welfare Plan for all persons who are listed on Exhibit B. To the extent caused by Donnelley's gross negligence or intentional misconduct, Donnelley shall indemnify and hold harmless the DESI Indemnified Parties for all Losses relating to the provision of benefits under the Donnelley Retiree Welfare Plan to those persons listed on Exhibit B.

     (3) Donnelley shall pay all costs associated with the provision of benefits to any employee or former employee of DESI who as of December 31, 1996 is receiving long-term disability benefits under the Long Term Disability Income Plan of R. R. Donnelley & Sons Company.

     (c) DESI shall not have the right to receive any assets held, received by or in any other way attributable (either before, on or after the IPO Date) to the R. R. Donnelley & Sons Company Welfare Benefit Trust or the R. R. Donnelley & Sons Company Post-Retirement Medical Benefit Trust.

                                   ARTICLE 5
                      MISCELLANEOUS PLANS AND AGREEMENTS

      SECTION 5.1. STOCK PURCHASE PLAN. On the IPO Date, DESI shall cease being a participating employer in the R. R. Donnelley & Sons Company Stock Purchase Plan, and after such

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

date, DESI employees shall no longer be eligible to purchase Donnelley Stock under the terms of such plan.

      SECTION 5.2. DONNELLEYSHARES PLAN. Each Affected DESI Employee who has been granted under the DonnelleyShares Stock Option Plan options to acquire Donnelley Stock, which options vest after the IPO Date shall receive within a reasonable period of time after the IPO Date a cash payment equal to the excess, if any, of the Fair Market Value (as hereinafter defined) of the shares subject to such options over the exercise price of such options. For purposes of the preceding sentence, Fair Market Value shall be the greater of (1) the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Donnelley Stock on the IPO Date, and (2) the average of the closing prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Donnelley Stock during the 30 calendar day period ending on the IPO Date. The cost of this cash payment shall be borne by Donnelley.

      SECTION 5.3. WORKERS' COMPENSATION. (a) Donnelley shall retain the responsibility for all workers' compensation claims relating to DESI employees and former DESI employees relating to incidents occurring up to but not including the IPO Date (including, but not limited to, claims which are filed after the IPO Date but which relate to incidents occurring prior to the IPO
Date). Any amount by which actual claims expenses vary from the reserve established by Donnelley for such expenses for periods prior to the IPO Date shall be retained by Donnelley.

     (b) DESI shall assume responsibility for all workers' compensation claims relating to DESI employees and former employees relating to incidents beginning on the IPO Date. DESI shall take all action necessary to effect timely return to work for all DESI employees and former DESI employees who are on a leave of absence from employment during which they were entitled to receive workers' compensation (including, but not limited to, persons with respect to whom Donnelley has the liability to pay workers' compensation claims).

      SECTION 5.4. MONTHLY INVESTMENT PLAN. As of the first payroll occurring after the IPO Date, DESI shall cease deducting amounts from compensation on behalf of its employees for the purchase of Donnelley Stock under the Donnelley Monthly Investment Plan. Amounts deducted prior to the IPO Date shall be applied in accordance with the terms of such plan.

      SECTION 5.5. DONNELLEY PENSION PLAN AND TAX CREDIT STOCK OWNERSHIP PLAN. Each Affected DESI Employee shall be treated as having terminated employment with an "Employer" as defined in the Donnelley Tax Credit Stock Ownership Plan and the Retirement Benefit Plan of R. R. Donnelley & Sons Company as of the IPO Date.

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

      SECTION 5.6. VACATION PAY POLICY. After the IPO Date, it is expected that DESI shall maintain for its employees a vacation pay policy. DESI shall be responsible for costs incurred to provide vacation pay to DESI employees whether incurred before, on or after the IPO Date.

      SECTION 5.7. SERP. No amounts shall be transferred between the Parties (or between any plans maintained by either Party) with respect to any amounts accrued by any person under any supplemental employee retirement programs maintained by either Party.

      SECTION 5.8. DESI'S USE OF CERTAIN SYSTEMS AND VENDORS. For the period beginning on the IPO Date and ending on December 31, 1996, DESI shall continue to use PeopleSoft, the HR and Benefits Administration System, the Donnelley Payroll System and CobraServ (a division of Applied Benefits Research, Inc.); DESI shall be responsible for any costs associated therewith which are imposed by third parties and shall take all action necessary to enter into any contracts needed in order to effect continuing use of such systems.

     SECTION 5.9. SAVINGS AND LOAN. DESI shall continue to deduct amounts from compensation on behalf of its employees and shall forward such amounts from each payroll period to the Lakeside Press Savings and Loan Association for the repayment of loans while such loans remain outstanding. In the case of any employee who terminates employment, DESI shall, to the extent permitted by law, deduct any amount, up to 100% of final pay, which is necessary to pay any outstanding loan balance and shall forward such amount to the Lakeside Press Savings and Loan Association for the repayment of such outstanding loan. Notwithstanding anything herein to the contrary, (a) DESI does not guarantee the payment of any such loan, and (b) the Parties agree that no DESI employee shall be eligible to take out new loans from the Lakeside Press Savings and Loan Association following the filing of the Form S-1 with the Securities and Exchange Commission with respect to the IPO.

                                   ARTICLE 6
                            ADMINISTRATION OF PLANS

      SECTION 6.1. PLAN ADMINISTRATION. DESI shall provide whatever assistance is appropriate for an employer participating in the Donnelley Plans. Nothing in this Agreement shall obligate Donnelley to undertake any additional administrative responsibilities with respect to the provision of benefits to DESI employees other than the administrative responsibilities which it routinely performs for its subsidiaries which have adopted its benefit plans or which it provided prior to the IPO Date with respect to the DESI employees.

      SECTION 6.2. INFORMATION TO BE PROVIDED TO DONNELLEY. To the extent not contrary to law, DESI shall provide any information which Donnelley may reasonably request to permit it to administer the Donnelley Plans for the benefit of DESI employees as provided herein, including but not limited to information relating to dates of termination of employment, in order to provide benefits to any eligible DESI employee under the terms and conditions described herein and under the applicable Donnelley Plans. Any such information relating to an employee's termination of employment shall be provided by DESI to Donnelley as soon as available to DESI. Notwithstanding anything herein to the contrary, Donnelley shall not be responsible for the payment of benefits to the extent DESI does not disclose any information needed by Donnelley to provide such benefits until Donnelley receives such information.

      SECTION 6.3. EXPENSES. DESI shall pay the amounts set forth on Exhibit A to cover (1) all ordinary claims costs that Donnelley incurs in providing benefits after the IPO Date under any Donnelley Plan for the employees of DESI, and (2) DESI's pro rata share of ordinary administration and plan asset management expenses incurred in the operation of all employee benefits plans with respect to the period after the IPO Date in which DESI is a participating employer in such plans. In addition to paying the amounts set forth in Exhibit A, DESI shall pay any extra-ordinary costs, expenses or liabilities reasonably incurred by Donnelley in connection with Donnelley's administration of the Donnelley Plans on behalf of DESI, including, but not limited to, costs of amending plans to reflect coverage of the employees of DESI, any conversion of any Donnelley Plan to multiple employer plan status, costs of preparing any extra-ordinary communications to DESI employees concerning their employee benefits, costs of determining DESI's share of plan contributions and running DESI's average deferral and average contribution percentage tests under the Donnelley Savings Plan. Whether any extra-ordinary costs, expenses or liabilities are reasonably incurred shall be determined taking into account the size and complexity of Donnelley and the Donnelley Plans.

      SECTION 6.4. INDEMNIFICATION. (a) Unless exclusively caused by Donnelley's arbitrary and capricious administration of the plans or a breach of fiduciary duty by Donnelley, DESI shall indemnify and hold harmless the Donnelley Indemnified Parties for all Losses sustained in connection with the benefits provided or the actions taken or omitted to be taken in connection with this Agreement, or otherwise relating to the provision of employee benefits to employees or former employees of DESI, their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Losses are specifically allocated to Donnelley pursuant to Section 6.4(b) or
(c)), including without limitation Losses allocated to DESI under Section 5.3 or arising in connection with (1) DESI's reduction, elimination or failure to provide any benefit previously provided to its employees, (2) the provision of benefits to DESI employees under the R. R. Donnelley & Sons Company Comprehensive Medical Plan, (3) the transfer of account balances from the Donnelley

Savings Plan to the DESI Savings Plan where such Losses are incurred as a result of (i) any act or omission by DESI (or DESI's representative) or (ii) a determination by the Internal Revenue Service that the DESI Savings Plan is not a tax-qualified plan, or (4) any Donnelley Plan becoming a multiple employer plan due to DESI's continued participation in such plan following the IPO Date (including, but not limited to, any Donnelley Plan becoming a multiple employer welfare arrangement); provided however, that DESI shall have no obligation to indemnify and hold harmless the Donnelley Indemnified Parties in respect of any Losses to the extent such Losses are finally judicially determined to have resulted from the gross negligence or willful misconduct of any of the Donnelley Indemnified Parties.

     (b) Donnelley shall indemnify and hold harmless the DESI Indemnified Parties for all Losses which are exclusively caused by Donnelley's arbitrary and capricious administration of the plans or a breach of fiduciary duty by Donnelley and which are sustained in connection with or relate to the provision of employee benefits to employees of DESI on or prior to the IPO Date or to persons who, as of the IPO Date were former employees of DESI, and any of their beneficiaries, alternate payees or any other person claiming benefits through them (except to the extent such Losses are specifically allocated to DESI pursuant to Section 6.4(a) or (c)), including without limitation Losses which are so exclusively caused by Donnelley in the provision of such benefits and which (i) are allocated to Donnelley under Section

5.3 or (ii) arise in connection with (1) Donnelley's reduction, elimination or failure to provide any benefit previously provided to such employees (2) a determination by the Internal Revenue Service that the Donnelley Savings Plan is not a tax-qualified plan, or (3) any Donnelley Plan becoming a multiple employer plan.

     (c) In the event that any Party retains the services of an attorney to enforce any term of this Agreement, or to obtain a remedy for a breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable costs and attorney fees, including the costs and attorney fees on appeal, if any.

      SECTION 6.5. CONSULTING ADVICE BY DONNELLEY. In the event that Donnelley provides advice as a consultant to DESI on or after the IPO Date regarding the establishment or administration of DESI's benefit plans, DESI shall pay Donnelley a reasonable fee for such consulting advice and shall reimburse Donnelley for all actual expenses incurred by Donnelley in providing such advice.

      SECTION 6.6. TIMELY PAYMENT. Each Party shall be required to pay any amount due to the other Party pursuant to this Agreement in a timely manner on the date on which such payment is due, and if no due date is specified, within 30 days

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

after the date on which the Party to whom payment is owed makes written demand for such payment from the other Party.

     SECTION 6.7. DISPUTE RESOLUTION. The Parties agree to attempt to resolve any dispute, controversy or claim between the Parties relating to the implementation or administration of this Agreement or any obligations or related services to be provided hereunder in good faith. In the event that any such dispute, controversy or claim can not be resolved by the Parties' representatives initially involved in the dispute, senior management of the Parties shall confer to resolve such dispute, controversy or claim.

                                   ARTICLE 7

                    TERMINATION OF DESI'S PARTICIPATION IN
                                DONNELLEY PLANS


     Notwithstanding anything herein to the contrary, Donnelley (1) may terminate any Donnelley Plan, or (2) may terminate the participation of DESI, and any or all of DESI's employees in any Donnelley Plan, to the extent necessary to comply with any applicable law. Donnelley shall inform DESI of such termination as soon as practicable.

                                   ARTICLE 8
                                 MISCELLANEOUS

          SECTION 8.1. NO RIGHTS. This Agreement shall not give any employee or any person any right to continued employment or to any employee benefits. This Agreement shall not give any person other than a Party any rights, including in particular any third-party beneficiary or other right to enforce any provision of this Agreement or to receive damages for a breach of any such provision. Nothing in this Agreement shall obligate Donnelley, DESI or any of their respective direct or indirect subsidiaries to assist any DESI employee to enforce any rights such employee may have with respect to any of the employee benefits described in this Agreement.

          SECTION 8.2. CORPORATE ACTION; DELEGATION OF AUTHORITY. Any action taken by an officer at the level of Vice-President or above shall be considered to be action taken by either Donnelley or DESI for purposes of this Agreement. Without limiting the foregoing, the Chief Executive Officer of Donnelley or DESI may delegate in writing to any other person the authority to act on behalf of Donnelley or DESI, respectively, with respect to actions required under the terms of this Agreement.

          SECTION 8.3. NOTICES. Any written notice or communication to any Party required or permitted under this Agreement shall be deemed to have been duly given and received

(1) on the date of service, if served personally or sent by telex or telecopier transmission to the Party to whom notice is to be given with oral confirmation of receipt, (2) on the fourth day after mailing, if mailed by first class registered or certified mail, postage prepaid and return receipt requested, and addressed to the Party to whom notice is to be given at the address stated opposite its name below or at the most recent address specified by written notice given to the other Parties, or (3) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt. Such notices or other communications shall be sent to the following addresses:

       Party                  Address
       -----                  -------

     Donnelley         R. R. Donnelley & Sons Company
                       77 West Wacker Drive
                       Chicago, IL 60601
                       Attention: Assistant General
                                  Counsel

     DESI              Donnelley Enterprise
                         Solutions Incorporated
                       161 North Clark Street
                       Chicago, IL 60601
                       Attention: Chief Executive
                                  Officer


          SECTION 8.4. SURVIVAL OF AGREEMENT. All provisions of this Agreement shall be considered to have been relied upon by the Parties and shall survive and remain in full force and effect, notwithstanding the initial public offering of common stock of DESI. All provisions of this Agreement which by their nature should survive termination of this Agreement shall so survive.

          SECTION 8.5 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Party, and thereafter shall be binding upon and inure to the benefit of such persons and their respective successors, permitted assigns and legal representatives.

          SECTION 8.6. GOVERNING LAW. The Parties hereby agree that, to the extent not preempted by ERISA, this Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

          SECTION 8.7. WAIVERS; AMENDMENT. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing executed by both Parties.

          SECTION 8.8. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 8.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first set forth above.



                                 R. R. DONNELLEY & SONS COMPANY

                                 By /s/ W. Ed Tyler
                                    -------------------------------
                                    Name:  W. Ed Tyler
                                          -------------------------
                                    Title: Executive Vice President
                                           ------------------------


                                 DONNELLEY ENTERPRISE
                                 SOLUTIONS INCORPORATED

                                 By /s/ Ken Goldstein
                                    -------------------------------
                                    Name:  Ken Goldstein
                                          -------------------------
                                    Title: Vice President of
                                           Human Resources
                                           ------------------------

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